                                                                 Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-2613, No. 33-32389 and No. 33-60937) pertaining to the BMC Industries, Inc. 1984 Omnibus Stock Program and in the Registration Statement (Form S-8 No. 33-55089) pertaining to the BMC Industries, Inc. 1994 Stock Incentive Plan and the related Prospectuses of our report dated June 15, 1998, with respect to the financial statements of the Orcolite business unit of Monsanto Company for the year ended March 31, 1998 included in this Current Report (Form 8-K/A) of BMC Industries, Inc.

                                                       /s/ Ernst & Young LLP
Minneapolis, Minnesota
July 24, 1998


                                      19